UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 3, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Peak Resorts, Inc. (the “Company”), on October 3, 2017, Stephen J. Mueller stepped down from his position as Chief Financial Officer and Secretary of the Company as part of the Company’s succession planning and, effective as of October 3, 2017, assumed a new role as Executive Vice President.  In connection with this planned transition, Christopher J. Bub has been appointed to serve as Vice President, Chief Financial Officer and Secretary, which took effect on October 3, 2017 upon Mr. Mueller’s transition. Effective as of October 3, 2017, the Executive Employment Agreement by and between the Company and Mr. Mueller, dated as of June 1, 2011, terminated, and the Executive Employment Agreement, executed on August 15, 2017 and effective as of October 3, 2017 between the Company and Mr. Mueller (the “Mueller Agreement”) took effect. The terms of the Mueller Agreement were disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2017.  Mr. Mueller will continue to serve as a member of the Company’s Board of Directors.

Effective as of October 3, 2017, the Company entered into the Executive Employment Agreement by and between the Company and Mr. Bub (the “Agreement”) pursuant to which Mr. Bub will be compensated for his services as the Company’s Vice President, Chief Financial Officer and Secretary.  Pursuant to the terms of the Agreement, Mr. Bub will receive a base salary of $250,000, not to be lowered during the term of the Agreement and to be reviewed annually by the Compensation Committee of the Company’s Board of Directors, and any bonus as may be determined by the Compensation Committee. The Agreement further provides that Mr. Bub is eligible to participate in any incentive, equity or other compensation plans that the Company may implement relative to executive officers and to receive cash, equity or other awards as the Compensation Committee deems appropriate, in its discretion. The Company will reimburse Mr. Bub for certain expenses in connection with his services and provide him with a monthly automobile allowance.

Unless terminated earlier, the Agreement shall continue through October 2, 2020 and be automatically renewed for successive one-year periods unless, no later than 60 days before the expiration of the then current term, either Mr. Bub or the Company gives the other written notice of non-renewal.

If the Company terminates Mr. Bub’s employment for cause, or Mr. Bub terminates his employment without good reason, he is entitled to receive his then current base salary through the date of termination and will not be entitled to receive any bonus.  If the Company terminates Mr. Bub for cause, he must also forfeit unvested portions of any equity grants awarded under the Company’s equity compensation plans from the date of the Agreement (“Unvested Equity Grants”).

If the Company terminates Mr. Bub’s employment without cause, or Mr. Bub terminates his employment for good reason, Mr. Bub is entitled to receive: (i) his then current base salary through the effective date of such termination; (ii) if entitled to a bonus, a bonus prorated for the portion of the Company’s fiscal year through the effective date of such termination and,  if applicable, based on applying the level of achievement of the performance targets to the target bonus for the year of termination (“Pro-Rated Bonus”); (iii) 24 months of his then current base salary payable in a lump sum; and (iv) one year’s COBRA premiums for the continuation of health and dental coverage payable in lump sum.  In addition, all Unvested Equity Grants shall automatically become fully vested.

“Cause” is defined in the Agreement to mean: (i) any conduct related to the Company involving gross negligence, gross mismanagement, or the unauthorized disclosure of confidential information or trade secrets; (ii) dishonesty or a violation of the Company’s Code of Ethics and Business Conduct that has resulted in, or reasonably could be expected to result in, a detrimental impact on the reputation, goodwill or business position of the Company; (iii) gross obstruction of business operations or illegal or disreputable conduct by Mr. Bub that impairs, or reasonably could be expected to impair, the reputation, goodwill or business position of the Company; (iv) the commission of a felony or a crime involving moral turpitude or the entrance of a plea of guilty or nolo contedere to a felony or a crime involving moral turpitude; or (v) any action involving a material breach of the terms of the Agreement that is not cured.  “Good reason” is defined in the Agreement to mean: (i) the Company has materially breached its obligations under the Agreement; (ii) the Company has decreased Mr. Bub’s then current base salary; or (iii) the Company has materially reduced his responsibilities, authority, or duties; provided, however, that Mr. Bub shall not have the right to terminate for good reason unless certain conditions are met, including, generally, delivery of notice to the Company and the Company’s failure to cure the condition.

If the Company terminates the Agreement as a result of Mr. Bub’s total and permanent disability, Mr. Bub is entitled to receive: (i) his then current base salary through the date of termination; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; and (iii) his then current base salary, net of short term disability payments from the Company, through the earlier of (A) the scheduled expiration date of the Agreement (but in no event less than 12 months from the date of disability) or (B) the date on which Mr. Bub’s long-term disability insurance payments commence.  In addition, all Unvested Equity Grants shall automatically become fully vested.

The Agreement shall automatically terminate upon Mr. Bub’s death, in which case his estate is entitled to receive: (i) his then-current Base Salary through the date of termination; and (ii) if entitled to receive a bonus, a Pro-Rated Bonus. In addition, all Unvested Equity Grants shall automatically become fully vested.

In the event Mr. Bub’s employment is terminated without cause by the Company, for good reason by Mr. Bub, or upon the Company’s determination not to renew the Agreement, in each case within one year after a change in control of the Company, Mr. Bub is entitled to receive: (i) his then current base salary through the date of termination or non-renewal; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; and (iii) 24 months of his then current base salary plus an amount equal to the cash bonus paid to Mr. Bub in the year prior to termination or non-renewal payable in a lump sum payment. In addition, all Unvested Equity Grants shall automatically vest.  For purposes of the Agreement, a “change in control” shall mean an event or series of events by which: (i) any person or group becomes the beneficial owner, directly or indirectly, of 51% or more of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis; (ii) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) any person shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis representing 51% or more of the combined voting power of such securities; or (iv) the Company sells or transfers all or substantially all of its properties and assets.

The Agreement subjects Mr. Bub to specified non-competition and non-solicitation obligations for a period of two years following the termination of his employment for any reason.

Pursuant to the terms of the Agreement, the Company shall also indemnify and hold harmless Mr. Bub in connection with legal proceedings as a result of his service as an officer and employee of the Company to the fullest extent permitted under the Company’s governing documents. Along these lines, effective as of October 3, 2017, the Company and Mr. Bub entered into the Company’s standard form of director and officer indemnification agreement (the “Indemnification Agreement”).  Under the terms of the Indemnification Agreement, subject to certain exceptions specified therein, the Company will indemnify Mr. Bub to the fullest extent permitted by Missouri law in the event that he becomes a party to or a participant in certain claims, investigations and/or other proceedings as a result of his services as an officer (or for service in such other positions at the request of the Company), including with respect to enforcement of his rights under the Indemnification Agreement. The Company also will, subject to certain exceptions and conditions, advance specified expenses incurred in connection with such claims, investigations and/or other proceedings.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of the Company’s Indemnification Agreement, which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 3, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (i) the election of eight directors, each to serve for a one-year term until the Company’s 2018 Annual Meeting of Stockholders; and (ii) the ratification of the selection of RSM US LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2018. Pursuant to the terms of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), which is convertible into shares of the Company’s common stock, the holder of the Series A Preferred Stock was entitled to vote, on an as-converted basis, together with holders of the Company’s common stock on all matters submitted to a vote at the Annual Meeting. The information reported below includes the tabulation of votes of holders of both the Company’s common stock and Series A Preferred Stock.

The Company's stockholders voted as follows on these matters:

1. The Company's stockholders elected the eight director nominees as follows:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Timothy D. Boyd	9,686,670	1,099,608	7,271	4,228,744
Stephen J. Mueller	9,641,569	1,144,709	7,271	4,228,744
Richard K. Deutsch	9,674,419	1,109,859	9,271	4,228,744
Stanley W. Hansen	9,428,047	1,358,231	7,271	4,228,744
Carl E. Kraus	9,704,911	1,081,367	7,271	4,228,744
Christopher S. O’Connor	9,681,656	1,104,547	7,346	4,228,744
David W. Braswell	9,631,337	1,152,941	9,271	4,228,744
Rory A. Held	10,057,689	728,589	7,271	4,228,744

2. The Company's stockholders ratified the selection of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2018 as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,854,892	74,660	92,741	0

Item 8.01.Other Events.

On October 4, 2017, the Company announced that its board of directors declared a cash dividend of $0.07 per share of the Company’s common stock payable on November 10, 2017, to stockholders of record of the common stock on October 26, 2017. The Company also announced that in accordance with the terms of the Series A Preferred Stock, the board of directors declared a Series A Preferred Stock cash dividend of $20.00 per share of Series A Preferred Stock  payable on November 10, 2017 to stockholders of record of Series A Preferred Stock on October 26, 2017.

A copy of the press release announcing these dividends is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement dated as of October 3, 2017 by and between Peak Resorts, Inc. and Christopher J. Bub.
10.2	Form of Peak Resorts, Inc. Indemnification Agreement, modified for officers.
99.1	Press Release of Peak Resorts, Inc. dated October 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer

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